UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a‑12

AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

400 CHESAPEAKE DRIVE

REDWOOD CITY, CALIFORNIA 94063

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on August 12, 2024

Dear Stockholders of Avinger, Inc.:

We cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of Avinger, Inc. (the “Company”), a Delaware corporation, which will be held on August 12, 2024 at 1:00 p.m. Pacific Time, in person at our offices at 400 Chesapeake Drive, Redwood City, California 94063, for the following purposes, as more fully described in the accompanying proxy statement:

1.

To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock upon exercise of certain warrants issued in connection with our best efforts offering pursuant to a certain securities purchase agreement, dated June 13, 2024, between the Company and purchasers thereto (the “Securities Purchase Agreement”) (“Proposal No. 1”);

2.	To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of Proposal No. 1 (“Proposal No. 2”); and

3.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends that our stockholders vote FOR each proposal. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Only stockholders of record on June 14, 2024 are entitled to notice of and to vote at the Special Meeting. All stockholders are cordially invited to attend the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on August 12, 2024: The Company’s Notice and proxy materials can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Avinger.

By order of the Board of Directors,

/s/ Jeffrey M. Soinski

Jeffrey M. Soinski

Chief Executive Officer

Redwood City, California

July 11, 2024

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING	1
PROPOSAL NO. 1	6
Background	6
Why We Need Stockholder Approval	7
Potential Effects of Approval of this Proposal	7
Potential Effects of Non-Approval of this Proposal	7
Vote Required	8
PROPOSAL NO. 2	9
Overview	9
Vote Required	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
OTHER MATTERS	12

AVINGER, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 1:00p.m. Pacific Time on August 12, 2024

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE SPECIAL MEETING

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting of Avinger, Inc. (the “Company,” “we,” or “our”), a Delaware corporation, and any postponements, adjournments or continuations thereof. The Special Meeting will be held on August 12, 2024 at 1:00 p.m. Pacific Time, at our offices at 400 Chesapeake Drive, Redwood City, California 94063. This proxy statement and a form of proxy card or voting instruction card (together, the “proxy materials”) are being mailed on or about July 12, 2024 to all stockholders entitled to vote at the Special Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

1.

a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s common stock, par value $0.001 per share ( “Common Stock”),upon exercise of certain warrants issued in connection with our best efforts offering pursuant to the Securities Purchase Agreement; and

2.	a proposal to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of Proposal No. 1.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

1.	“FOR” Proposal No. 1.

2.	“FOR” Proposal No. 2.

Who is entitled to vote?

Holders of our Common Stock, Series E Convertible Preferred Stock, par value $0.001 per share, or Series E Preferred Stock, Series F Convertible Preferred Stock, par value $0.001 per share, or Series F Preferred Stock and Series H Convertible Preferred Stock, par value $0.001 per share, or Series H Preferred Stock, as of the close of business on June 14, 2024 (the “Record Date”) may vote at the Special Meeting. Holders of our Series A-1 Convertible Preferred Stock, par value $0.001 per share, or Series A-1 Preferred Stock, and Series B Convertible Preferred Stock, par value $0.001 per share, or Series B Preferred Stock, are not entitled to notice of or a vote upon any matters to be presented at the Special Meeting. As of the record date, there were 1,698,893 shares of our Common Stock outstanding (including 112,459 unvested restricted stock awards), 1,920 shares of Series E Preferred Stock outstanding, 7,224 shares of Series F Preferred Stock outstanding and 11,000 shares of Series H Preferred Stock outstanding. In deciding all matters at the Special Meeting, each stockholder will be entitled to one vote for each share of our Common Stock held by them on the record date. Holders of our Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock are entitled to vote their shares on an as-converted basis, provided that the shares of holders of the Series E Preferred Stock and Series H Preferred Stock may not vote their shares of preferred stock on an as-converted basis in excess of 19.99% of voting power at the Special Meeting (the "Voting Cap").

As of the record date, the total voting power at the Special Meeting is 4,588,347 votes. Each outstanding share of Series E Preferred Stock entitled to vote was convertible into 93 shares of Common Stock, meaning that holders of our Series E Preferred Stock will be entitled to cast 93 votes per share of Series E Preferred Stock and 178,560 votes in the aggregate, each outstanding share of Series F Preferred Stock entitled to vote was convertible into 273 shares of Common Stock, meaning that holders of our Series F Preferred Stock will be entitled to cast 273 votes per share of Series F Preferred Stock and 1,972,152 votes in the aggregate, and each outstanding share of Series H Preferred Stock entitled to vote was convertible into 259 shares of Common Stock, meaning that holders of our Series H Preferred Stock will be entitled to cast 259 votes per share of Series H Preferred Stock or 738,742 votes in the aggregate as a result of the Voting Cap.

Registered Stockholders. If shares of our Common Stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and this proxy statement was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Special Meeting. Throughout this proxy statement, we refer to these registered stockholders as stockholders of record.

Street Name Stockholders. If shares of our Common Stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and this proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our Common Stock in person at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as street name stockholders.

How many votes are needed for approval of each proposal?

●

Proposal No. 1 requires the affirmative vote of a majority of the voting power of the shares of our Common Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each respectively voting on an as-converted to Common Stock basis, subject to the Voting Cap) present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

●

Proposal No. 2 requires the affirmative vote of a majority of the voting power of the shares of our Common Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each respectively voting on an as-converted to Common Stock basis, subject to the Voting Cap) present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting for the Special Meeting to be properly held under our amended and restated bylaws, Delaware law and Nasdaq Listing Rule 5620(c). The presence, in person or by proxy, of one-third of all issued and outstanding shares of Common Stock and one-third of the outstanding voting power entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on August 11, 2024 (have your proxy card in hand when you visit the website);

●	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

●	by completing and mailing your proxy card (if you received printed proxy materials); or

●	by written ballot at the Special Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

●	entering a new vote by Internet or by telephone;

●	completing and mailing a later-dated proxy card;

●	notifying the Secretary of Avinger, Inc., in writing, at 400 Chesapeake Drive, Redwood City, California 94063; or

●	completing a written ballot at the Special Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Special Meeting in person?

Space for the Special Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 12:40 p.m. Pacific Time and the Special Meeting will begin at 1:00 p.m. Pacific Time. Each stockholder should be prepared to present:

●	valid government photo identification, such as a driver’s license or passport; and

●

if you are a street name stockholder, proof of beneficial ownership as of June 14, 2024, the Record Date, such as your most recent account statement reflecting your stock ownership prior to June 14, 2024, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Special Meeting. Please allow ample time for check-in. Parking is limited.

For directions on how to attend the Special Meeting, please contact Nabeel Subainati, our Vice President, Finance, at (650) 241-7024 or nsubainati@avinger.com.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Jeffrey M. Soinski and Nabeel Subainati have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this proxy statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is adjourned, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Special Meeting?

Our Board is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our Common Stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. To aid in the solicitation of proxies, we have retained the firm of Kingsdale Shareholder Services, U.S., Inc. (“Kingsdale Advisors”), which will receive, in addition to the reimbursement of out-of-pocket expenses, a fee of $11,750, in addition to $6.00 per phone call.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our Common Stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares only on “routine” matters. We believe that Proposal No. 1 and Proposal No. 2 are “non-routine” matters. If Proposal No. 1 and Proposal No. 2 are treated as “non-routine” matters, your broker will not have discretion to vote your shares on such matters, in the absence of timely direction from you.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of this proxy statement and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this proxy statement and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of this proxy statement and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Avinger, Inc.

Attention: Investor Relations

400 Chesapeake Drive

Redwood City, California 94063

Tel: (650) 241-7916

Email: ir@avinger.com

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Who can help answer my questions?

If you have any questions concerning the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:

Kingsdale Advisors

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-855-476-7986

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 1-646-741-3814

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

PROPOSAL NO. 1

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF CERTAIN WARRANTS ISSUED IN CONNECTION WITH OUR BEST EFFORTS OFFERING PURSUANT TO A CERTAIN SECURITIES PURCHASE AGREEMENT AND CERTAIN LETTER AGREEMENT

Background

On June 17, 2024, the Company completed a best efforts public offering (the “Offering”) of an aggregate of (i) 330,000 shares (the “Shares”) of Common Stock, of the Company, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 3,284,457 shares of Common Stock, (iii) Series A-1 warrants (the “Series A-1 Warrants”) to purchase up to an aggregate of 3,614,457 shares of Common Stock (the “Series A-1 Warrant Shares”), (iv) Series A-2 warrants (the “Series A-2 Warrants”) to purchase up to an aggregate of 3,614,457 shares of Common Stock (the “Series A-2 Warrant Shares”), and (v) Series A-3 warrants (the “Series A-3 Warrants,” and together with the Series A-1 Warrants and Series A-2 Warrants, the “Common Warrants”) to purchase up to an aggregate of 3,614,457 shares of Common Stock (together with the Series A-1 Warrant Shares and Series A-2 Warrant Shares, the “Common Warrant Shares”). Each Share or Pre-Funded Warrant was sold together with one Series A-1 Warrant to purchase one share of Common Stock, one Series A-2 Warrant to purchase one share of Common Stock, and one Series A-3 Warrant to purchase one share of Common Stock. The public offering price for each Share and accompanying Common Warrants was $1.66, and the public offering price for each Pre-Funded Warrant and accompanying Common Warrants was $1.659. The Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable immediately and expire when exercised in full. The Common Warrants were issued to Armistice Capital Master Fund Ltd. and Intracoastal Capital LLC.

Under the Securities Purchase Agreement, the Company is obligated to hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the closing date of the offering for the purpose of obtaining approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to the issuance of all of the Common Warrants and the Common Warrant Shares upon the exercise thereof (the “Stockholder Approval”). The Company also agreed to call a meeting every ninety (90) days thereafter to seek Stockholder Approval until such approval is effective or the Common Warrants are no longer outstanding.

Each Common Warrant has an exercise price of $1.66 per share and will be exercisable beginning on the effective date of the Stockholder Approval. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.  The Series A-1 Warrants expire on the earlier of the five (5) year anniversary following the Stockholder Approval and sixty (60) days following the public announcement by the Company of the Company receiving FDA clearance of second image-guided coronary device with a therapeutic indication other than diagnostic imaging or coronary CTO crossing. The Series A-2 Warrants expire on the earlier of the twenty-four (24) month anniversary following the Stockholder Approval and sixty (60) days following the date of the public announcement by the Company of the occurrence of the Company receiving 510(k) clearance of image-guided Coronary CTO crossing device. The Series A-3 Warrants expire on the earlier of the nine (9) month anniversary following the Stockholder Approval and sixty (60) days following the date of the public announcement by the Company of the occurrence of the Company receiving FDA approval of image-guided Coronary CTO IDE application.

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of the Common Warrants will have the right to require us to repurchase its Common Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction.

Why We Need Stockholder Approval

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities. Under Nasdaq’s rules, when an issuance includes common stock (or the equivalent) and warrants, it is necessary to attribute a value of $0.125, plus any amount that the warrant is currently in the money or could be in the money due to adjustments, such as for price protection, to each warrant for purposes of determining whether the common stock portion is at a discount

Stockholder approval is required as the potential issuance of the shares of Common Stock underlying the Common Warrants may not constitute a public offering under the Nasdaq Listing Rules and certain pricing conditions, described in the following sentence, were not met. The conditions were that either (i) the offering was an at-the-market offering under Nasdaq rules and such price equaled or exceeded the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of Common Stock underlying the Common Warrants or (ii) the offering was a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the Common Warrants) met the pricing requirements under Nasdaq’s rules.

Potential Effects of Approval of this Proposal

If approved, this Proposal No. 1 could result in the issuance of shares of Common Stock upon the exercise of the Common Warrants subject to their respective beneficial ownership limitations. A concentration of ownership could adversely affect the prevailing market price and liquidity for the shares of Common Stock. Holders of our Common Stock or securities convertible into Common Stock could own or come to own a smaller percentage of our outstanding shares of Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the shares of Common Stock.

In addition, upon issuance of shares of Common Stock upon the exercise of the Common Warrants there would be a greater number of shares of our Common Stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Common Stock. Finally, the reservation of the shares underlying the Common Warrants and Placement Agent Warrants precludes the Company from issuing such shares for other purposes including equity financings and we may be unable to raise additional capital as a result.

Potential Effects of Non-Approval of this Proposal

The Company is not seeking the approval of stockholders to authorize its entry into the transaction described above, as the Company has already done so and such documents are already binding obligations of the Company. The failure of stockholders to approve this proposal will not negate the existing terms of the transactions or the relevant documents, which will remain binding on the Company.

If this proposal is not approved by the stockholders, the Common Warrants would not be exercisable over the 19.99% threshold and may result in cash obligations of the Company. The Company’s satisfaction of any such potential cash obligations could materially impair the Company’s working capital. The inability to exercise the Common Warrants for Common Stock may also materially adversely affect the Company’s future ability to raise equity or debt capital from third parties on attractive terms, if at all, and also risks significantly impairing the operations, assets and ongoing viability of the Company.

Additionally, the Company is obligated to call a special meeting of its stockholders every ninety (90) days thereafter to seek Stockholder Approval until such approval is effective or the Common Warrants are no longer outstanding.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the voting power of the shares of our Common Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each respectively voting on an as-converted to Common Stock basis) present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES IN FAVOR OF PROPOSAL NO.1

Overview

In order to ensure that approval of the foregoing proposal is obtained, the Board wishes to seek approval of a proposal to adjourn the Special Meeting, if necessary, to solicit more votes in favor of the foregoing proposal.

Approval of Proposal No. 2 could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our Common Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock will vote against Proposal No.1, we could adjourn or postpone the Special Meeting without a vote on the proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the proposal.

Vote Required

The approval of the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals requires the affirmative vote of a majority of the voting power of the shares of our Common Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each respectively voting on an as-converted to Common Stock basis) present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES IN FAVOR OF PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of June 14, 2024 for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock;

●	each of our named executive officers;

●	each of our directors and nominees for director; and

●	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 1,698,893 shares of our Common Stock outstanding as of June 14, 2024, including 112,459 RSAs with voting rights. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options, RSAs, or RSUs held by the person that are currently exercisable, exercisable or vest within 60 days of June 14, 2024. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Avinger, Inc., 400 Chesapeake Drive, Redwood City, California 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage

Named Executive Officers and Directors:

Jeffrey M. Soinski(1)	58,959	3.5%
Himanshu Patel(2)	71,395	4.1%
Nabeel Subainati(3)	4,551	*
James G. Cullen(4)	29,905	1.8%
James B. McElwee(5)	29,895	1.8%
Tamara N. Elias(6)	29,962	1.8%
All executive officers, directors and director nominees as a group (6 individuals)(7)	224,667	13.0%

5% or More Beneficial Owners

Zylox-Tonbridge Medical Technology Co., Ltd.(8)	1,617,084	49.9%
CRG Partners III L.P.(9)	188,556	9.9%

*	Represents ownership of less than 1%

(1)

Consists of (i) 50,622 shares of Common Stock held of record by Mr. Soinski, (ii) 4 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 14, 2024, and (iii) 8,333 shares of Common Stock underlying RSAs, none of which vests within 60 days of June 14, 2024, but currently include voting rights equivalent to Common Stock.

(2)

Consists of (i) 36,277 shares of Common Stock held of record by Mr. Patel, (ii) warrants to purchase 17 shares of Common Stock, (iii) 1 share of Common Stock issuable upon exercise of options exercisable within 60 days of June 14, 2024, (iv) 30,100 shares of Common Stock that are issuable upon the conversion of shares of Series B preferred stock that are immediately convertible to Common Stock and (v) 5,000 shares of Common Stock underlying RSAs, none of which vest within 60 days of June 14, 2024, but that currently include voting rights equivalent to Common Stock.

(3)

Consists of (i) 1,718 shares of Common Stock held of record by Mr. Subainati, and (ii) 2,833 shares of Common Stock underlying RSAs, none of which vest within 60 days of June 14, 2024, but that currently include voting rights equivalent to Common Stock.

(4)

Consists of (i) 4,298 shares of Common Stock held of record by the James Cullen Generation Skipping Family Trust, (ii) 10 shares of Common Stock issuable upon exercise of options exercisable within 60 days of June 14, 2024, and (iii) 25,597 shares of Common Stock underlying RSAs, none of which vest within 60 days of June 14, 2024, but that currently include voting rights equivalent to Common Stock. Mr. Cullen has sole voting and dispositive power with respect to shares held by the James Cullen Generation Skipping Family Trust. Mr. Cullen does not have a pecuniary interest in the James Cullen Generation Skipping Family Trust.

(5)

Consists of (i) 4,298 shares of Common Stock held of record by Mr. McElwee, and (ii) 25,597 shares of Common Stock underlying RSAs, none of which vest within 60 days of June 14, 2024, but that currently include voting rights equivalent to Common Stock.

(6)

Consists of (i) 4,365 shares of Common Stock held of record by Mrs. Elias, and (ii) 25,597 shares of Common Stock underlying RSAs, none of which vest within 60 days of June 14, 2024, but that currently include voting rights equivalent to Common Stock.

(7)

Consists of (i) 101,578 shares of Common Stock, (ii) warrants to purchase 17 shares of Common Stock, (iii) 15 shares of Common Stock issuable upon exercise of options exercisable or vesting of RSUs within 60 days of June 14, 2024, (iv) 30,100 shares of Common Stock that are issuable upon the conversion of shares of Series B preferred stock that are immediately convertible to Common Stock, and (v) 92,957 shares of Common Stock underlying RSAs, none of which vest within 60 days of June 14, 2024, but that currently include voting rights equivalent to Common Stock.

(8)

Consists of 75,327 shares of Common Stock issued and shares of Common Stock issuable upon the conversion of shares of Series F Preferred Stock held by Zylox-Tonbridge Medical Technology Co., Ltd. (“Zylox”). However, the Series F Preferred Stock cannot be converted into Common Stock if the holder would beneficially own in excess of a 49.9 percent beneficial ownership limitation. The share numbers above represent the maximum number of shares of Common Stock issuable upon the conversion of Zylox’s preferred stock pursuant to the Certificate of Designation for the Series F Preferred Stock as a result of the blocker provision in such certificate. Jonathon Zhong Zhao has shared voting and dispositive power over the reported shares. The address of Zylox is 270 Shuyun Road, Hangzhou, F4, 310000.

(9)

Consists of shares of Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock, Series E Preferred Stock and Series H Preferred Stock held by CRG Partners III L.P. (“CRG”). The share numbers above represent the maximum number of shares of Common Stock issuable upon the conversion of CRG’s preferred stock pursuant to the Certificate of Designation for the Series A-1 Preferred Stock, the Certificate of Designation for the Series E Preferred Stock and the Certificate of Designation for the Series H Preferred Stock as a result of the blocker provision of the Certificates of Designation described in the following sentence. Nathan D. Hukill, CR Group L.P., CRG Partners III L.P., CRG Partners III Parallel Fund “A” L.P., CRG Partners III (Cayman) Unlev AIV I L.P., CRG Partners III (Cayman) Lev AIV I L.P., and CRG Partners III Parallel Fund “B” (Cayman) L.P. have shared voting and dispositive power over the reported shares. The address of CRG is 400 Chesapeake Drive, Redwood City, CA 94063.

OTHER MATTERS

The Board knows of no other matters to be presented for action at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our Common Stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Redwood City, California
July 11, 2024

AVINGER, INC.
400 CHESAPEAKE DRIVE
REDWOOD CITY, CA 94063

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote in person by attending the Special Meeting. See proxy statement for additional instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54138-S91905

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVINGER, INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V54139-S91905

AVINGER, INC.
Special Meeting of Stockholders
Common Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock
August 12, 2024 1:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeffrey M. Soinski and Nabeel Subainati, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock of Avinger, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 PM Pacific Time on August 12, 2024, at our offices at 400 Chesapeake Drive, Redwood City, California 94063, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side